                                                                    EXHIBIT 4.3

   THIS WARRANT AND THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE TRANSFERRED IN VIOLATION OF SUCH ACT, THE RULES AND REGULATIONS THEREUNDER OR ANY STATE SECURITIES LAWS OR THE PROVISIONS OF THIS WARRANT.

                   No. of Shares of Common Stock: ___________

                                     WARRANT

                           To Purchase Common Stock of

                         Flour City International, Inc.



            THIS IS TO CERTIFY THAT ___________, a ________ ___________, or
registered assigns, is entitled, at any time from the Warrant Issuance Date (as hereinafter defined) to the Expiration Date (as hereinafter defined), to purchase from Flour City International, Inc., a Nevada corporation (the "Company"), ________ shares of Common Stock (as hereinafter defined and subject to adjustment as provided herein), in whole or in part, including fractional parts, at a purchase price per share equal to $4.64 (subject to any adjustments made to such amount pursuant to Section 4 hereto) on the terms and conditions and pursuant to the provisions hereinafter set forth. Notwithstanding the foregoing, the purchase price per share of the Common Stock purchasable upon exercise of this Warrant shall be equal to the market value per share of the Company's Common Stock at the close of trading on the date hereof if such market value is greater than $4.64. In the event of such an adjustment, the number of shares of Common Stock purchasable under this Warrant shall be multiplied by the quotient of such higher exercise price per share divided by $4.25 (such per share purchase price, as may be determined pursuant to this sentence is referred to herein as the "Original Purchase Price").

      1. DEFINITIONS

            As used in this Warrant, the following terms have the respective meanings set forth below:

            "Business Day" shall mean any day that is not a Saturday or Sunday or a day on which banks are required or permitted to be closed in the State of New York.

             "Closing Date" shall have the meaning set forth in the Securities Purchase Agreement.

            "Commission" shall mean the Securities and Exchange Commission or any other federal agency then administering the Securities Act and other federal securities laws.

            "Common Stock" shall mean (except where the context otherwise indicates) the Common Stock, $.0001 par value, of the Company as constituted on the Closing Date, and any capital stock into which such Common Stock may thereafter be changed, and shall also include

(i) capital stock of the Company of any other class (regardless of how denominated) issued to the holders of shares of Common Stock upon any reclassification thereof which is also not preferred as to dividends or assets over any other class of stock of the Company and which is not subject to redemption and (ii) shares of common stock of any successor or acquiring corporation received by or distributed to the holders of Common Stock of the Company in the circumstances contemplated by Section 4.4.

            "Convertible Securities" shall mean evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable, with or without payment of additional consideration in cash or property, for shares of Common Stock, either immediately or upon the occurrence of a specified date or a specified event.

            "Current Warrant Price" shall mean $4.64 (or other Original Purchase Price, if different), subject to any adjustments to such amount made in accordance with Section 4 hereof.

            "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

            "Exercise Period" shall mean the period during which this Warrant is exercisable pursuant to Section 2.1.

            "Expiration Date" shall mean June 11, 2006.

            "GAAP" shall mean generally accepted accounting principles in the United States of America as from time to time in effect.

            "Holder" shall mean the Person in whose name the Warrant or Warrant Stock set forth herein is registered on the books of the Company maintained for such purpose.

            "Market Price" per Common Share means the average of the closing bid prices of the Common Shares as reported on The Nasdaq Stock Market ("NASDAQ") or, if such security is not listed or admitted to trading on NASDAQ, on the principal national security exchange or quotation system on which such security is quoted or listed or admitted to trading, or, if not quoted or listed or admitted to trading on any national securities exchange or quotation system, the closing bid price of such security on the over-the-counter market on the day in question as reported by the National Association of Security Dealers, Inc., or a similar generally accepted reporting service, as the case may be, for the five (5) trading days immediately preceding the date of determination.

            "Other Property" shall have the meaning set forth in Section 4.4.

            "Person" shall mean any individual, sole proprietorship, partnership, joint venture, trust, incorporated organization, association, corporation, institution, public benefit corporation, other legal entity or government (whether federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

            "Registration Rights Agreement" shall mean the Registration Rights Agreement dated as of June 11, 2001 by and between the Company and Dimensional Partners, L.P. and Dimensional Partners, Ltd., as it may be amended from time to time.

            "Restricted Common Stock" shall mean shares of Common Stock which are, or which upon their issuance on the exercise of this Warrant would be, evidenced by a certificate bearing the restrictive legend set forth in
Section 9.1(a).

            "Securities Act" shall mean the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

            "Securities Purchase Agreement" shall mean the Securities Purchase Agreement dated as of June 11, 2001 by and between the Company and Dimensional Partners, L.P. and Dimensional Partners, Ltd., as it may be amended from time to time.

            "Transfer" shall mean any disposition of any Warrant or Warrant Stock or of any interest in either thereof, which would constitute a sale thereof within the meaning of the Securities Act.

            "Transfer Notice" shall have the meaning set forth in Section 9.2.

            "Warrant Issuance Date" shall mean any date on which Warrants are issued pursuant to the Securities Purchase Agreement.

            "Warrants" shall mean this Warrant and all warrants issued upon transfer, division or combination of, or in substitution for, any thereof. All Warrants shall at all times be identical as to terms and conditions and date, except as to the number of shares of Common Stock for which they may be exercised.

            "Warrant Price" shall mean an amount equal to (i) the number of shares of Common Stock being purchased upon exercise of this Warrant pursuant to Section 2.1, multiplied by (ii) the Current Warrant Price as of the date of such exercise.

            "Warrant Stock" shall mean the shares of Common Stock purchased by the holders of the Warrants upon the exercise thereof.

      2. EXERCISE OF WARRANT

            2.1. MANNER OF EXERCISE. (a) From and after the Warrant Issuance Date and until 5:00 P.M., New York City time, on the Expiration Date, Holder may exercise this Warrant, on any Business Day, for all or any part (which part shall be no less than 50,000 shares) of the number of shares of Common Stock purchasable hereunder. In order to exercise this Warrant, in whole or in part, Holder shall fax to the Company an executed and completed Notice of Exercise to exercise this Warrant, which Notice of Exercise shall specify the number of shares of Common Stock to be purchased (the "Notice of Exercise"), and shall deliver to the Company within three (3) business days thereafter by hand delivery or express courier at the office or agency designated by the Company pursuant to Section 12: (i) the original Notice of Exercise, (ii) payment by cash, check or bank draft payable to the Company of the Warrant Price in cash or by wire transfer or cashier's check drawn on a United States bank or by the Holder's surrender of Warrant Stock (or the right to receive such number of shares pursuant to Section 2.1(b)) having an aggregate Market Price equal to the Warrant Price for all shares then being purchased and
(iii) this Warrant. The Notice of Exercise shall be substantially in the form appearing at the end of this Warrant as Exhibit A, duly executed by Holder or its agent or attorney. Upon receipt of the items referred to in clauses (i),
(ii) and (iii) above, the Company shall, as promptly as practicable, and in any event within three (3) Business Days thereafter, execute or cause to be executed and deliver or cause to be delivered to Holder a certificate or certificates representing the aggregate number of full shares of Common Stock issuable upon such exercise, together with cash in lieu of any fraction of a share, as hereinafter provided. The stock certificate or certificates so delivered shall be, to the extent possible, in such denomination or denominations as Holder shall request in the notice and shall be registered in the name of Holder or, subject to Section 9, such other name as shall be designated in the notice. This Warrant shall be deemed to have been exercised and such certificate or certificates shall be deemed to have been issued, and Holder or any other Person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the Warrant has been exercised by means of the fax of the Notice of Exercise to the Company. If this Warrant shall have been exercised in part, the Company shall, at the time of delivery of the certificate or certificates representing Warrant Stock, deliver to Holder a new Warrant evidencing the rights of Holder to purchase the unpurchased shares of Common Stock called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

            (b) If the Market Price of one share of Common Stock is greater than the Current Warrant Price, this Warrant may be exercised by means of a written notice as described in Section 2.1(a), marked to reflect a "Net Issue Exercise" and specifying the amount of Warrant Stock to be purchased. Upon such exercise, the Holder shall be entitled to receive Warrant Stock equal in value to the value of this Warrant (or the portion thereof being cancelled) and the Company shall issue to Holder a number of shares of Warrant Stock computed as of the date of surrender of this Warrant to the Company using the following formula:

                              X  =  Y(A-B)
                                    ------
                                       A

Where   X = the number of shares of Warrant Stock to be issued to Holder under this section 2.1(b);

        Y = the number of shares of Warrant Stock purchasable under this Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being cancelled (at the date of such calculation);

        A = the Market Price of one share of the Warrant Stock (at the date of such calculation); and

        B = the Current Warrant Price (as adjusted to the date of such calculation).

            (c) The Holder shall be entitled to exercise the Warrant notwithstanding the commencement of any case under 11 U.S.C. Section 101 ET SEQ. (the "Bankruptcy Code"). In the event the Company is a debtor under the Bankruptcy Code, the Company hereby waives to the fullest extent permitted any rights to relief it may have under 11 U.S.C. Section 362 in respect of the Holder's exercise right. The Company hereby waives to the fullest extent permitted any rights to relief it may have under 11 U.S.C. Section 362 in respect of the exercise of the Warrant. The Company agrees, without cost or expense to the Holder, to take or consent to any and all action necessary to effectuate relief under 11 U.S.C. Section 362.

            2.2. PAYMENT OF TAXES AND CHARGES. All shares of Common Stock issuable upon the exercise of this Warrant pursuant to the terms hereof shall be validly issued, fully paid and nonassessable, and without any preemptive rights. The Company shall pay all expenses in connection with, and all taxes and other governmental charges that may be imposed with respect to, the issue or delivery thereof, other than any income or other similar taxes incurred by the Holder in connection with the issue, delivery and exercise of this Warrant.

            2.3. FRACTIONAL SHARES. The Company shall not be required to issue a fractional share of Common Stock upon exercise of any Warrant. As to any fraction of a share which Holder would otherwise be entitled to purchase upon such exercise, the Company shall pay a cash adjustment in respect of such final fraction in an amount equal to the same fraction of the Market Price per share of Common Stock on the relevant exercise date.

            2.4. CONTINUED VALIDITY. A holder of shares of Common Stock issued upon the exercise of this Warrant, in whole or in part (other than a holder who acquires such shares after the same have been publicly sold pursuant to a Registration Statement under the Securities Act or sold pursuant to Rule 144 thereunder), shall continue to be entitled with respect to such shares to all rights to which it would have been entitled as Holder under Sections 9, 10 and 14 of this Warrant. The Company will, at the time of exercise of this Warrant, in whole or in part, upon the request of Holder, acknowledge in writing, in form reasonably satisfactory to Holder, its continuing obligation to afford Holder all such rights; PROVIDED, HOWEVER, that if Holder shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford to Holder all such rights.

      3. TRANSFER, DIVISION AND COMBINATION

            3.1 TRANSFER. Subject to compliance with Sections 9, transfer of this Warrant and all rights hereunder, in whole or in part, shall be registered on the books of the Company to be maintained for such purpose, upon surrender of this Warrant at the principal office of the Company referred to in Section 2.1 or the office or agency designated by the Company pursuant to Section 12, together with a written assignment of this Warrant substantially in the form of Exhibit B hereto duly executed by Holder or its agent or attorney. Upon such surrender, the Company shall, subject to Section 9, execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. A Warrant, if properly assigned in compliance with Section 9, may be exercised by a new Holder for the purchase of shares of Common Stock without having a new Warrant issued.

            3.2 DIVISION AND COMBINATION. Subject to Section 9, this Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office or agency of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by Holder or its agent or attorney. Subject to compliance with
Section 3.1 and with Section 9, as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

            3.3 EXPENSES. The Company shall prepare, issue and deliver at its own expense the new Warrant or Warrants under this Section 3.

            3.4 MAINTENANCE OF BOOKS. The Company agrees to maintain, at its aforesaid office or agency, books for the registration and the registration of transfer of the Warrants.

      4. ADJUSTMENTS

            The number of shares of Common Stock for which this Warrant is exercisable, or the price at which such shares may be purchased upon exercise of this Warrant, shall be subject to adjustment from time to time as set forth in this Section 4. The Company shall give Holder notice of any event described below which requires an adjustment pursuant to this Section 4 at the time of such event.

            4.1. STOCK DIVIDENDS, SUBDIVISIONS AND COMBINATIONS. If at any time the Company shall:

                  (a) take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend payable in, or other distribution of, additional shares of Common Stock,

                  (b) subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock, or

                  (c) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock,


then (i) the number of shares of Common Stock for which this Warrant is exercisable immediately after the occurrence of any such event shall be adjusted to equal the number of shares of Common Stock which a record holder of the same number of shares of Common Stock for which this Warrant is exercisable immediately prior to the occurrence of such event would own or be entitled to receive after the happening of such event, and (ii) the Current Warrant Price shall be adjusted to equal (A) the Current Warrant Price multiplied by the number of shares of Common Stock for which this Warrant is exercisable immediately prior to the adjustment divided by (B) the number of shares for which this Warrant is exercisable immediately after such adjustment.

            4.2.  CERTAIN OTHER DISTRIBUTIONS.

                  (a) If at any time prior to the Expiration Date the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive any dividend or other distribution of:

                        (i)   cash,

                        (ii) any evidences of its indebtedness, any shares of its stock or any other securities or property of any nature whatsoever (other than cash, Convertible Securities or additional shares of Common Stock), or

                        (iii) any warrants or other rights to subscribe for or purchase any evidences of its indebtedness, any shares of its stock or any other securities or property of any nature whatsoever (other than cash, Convertible Securities or additional shares of Common Stock), then Holder shall be entitled to receive such dividend or distribution as if Holder had exercised the Warrant. A reclassification of the Common Stock (other than a change in par value, or from par value to no par value or from no par value to par value) into shares of Common Stock and shares of any other class of stock shall be deemed a distribution by the Company to the holders of its Common Stock of such shares of such other class of stock within the meaning of this Section 4.2 and, if the outstanding shares of Common Stock shall be changed into a larger or smaller number of shares of Common Stock as a part of such reclassification, such change shall be deemed a subdivision or combination, as the case may be, of the outstanding shares of Common Stock within the meaning of Section 4.1.

                  (b) (i) If at any time or from time to time the Company issues or sells, or is deemed by the express provisions of this subsection
(i) to have issued or sold, Additional Shares of Common Stock (as hereinafter defined), other than as a dividend or other distribution on any class of stock as provided in Section 4.2(a) above, and other than a subdivision or combination of shares of Common Stock as provided in Section 4.1 above, for an Effective Price (as hereinafter defined) less than the then effective Current Warrant Price, then and in each such case the Current Warrant Price shall be reduced, as of the opening of business on the date of such issue or sale, to a price determined by multiplying the Current Warrant Price existing immediately prior to such issuance by a fraction (x) the numerator of which shall be (A) the number of shares of Common Stock deemed outstanding (as defined below) immediately prior to such issue or sale, plus (B) the number of shares of Common Stock which the aggregate consideration received (as defined in subsection (b)(ii)) by the Company for the total number of Additional Shares of Common Stock so issued would purchase at the Current Warrant Price existing immediately prior to such issuance, and (y) the denominator of which shall be the number of shares of Common Stock deemed outstanding (as defined below) immediately prior to such issue or sale plus the total number of Additional Shares of Common Stock so issued. For the purposes of the preceding sentence, the number of shares of Common Stock deemed to be outstanding as of a given date shall be the sum of (A) the number of shares of Common Stock actually outstanding, (B) the number of shares of Common Stock into which the then outstanding Debentures could be converted if fully converted on the day immediately preceding the given date, and (C) the number of shares of Common Stock which could be obtained through the exercise or conversion of the Warrants, all other rights, options and convertible securities on the date immediately preceding the given date.

                        (ii) For the purpose of making any adjustment required under this Section 4.2(b), the consideration received by the Company for any issue or sale of securities shall (A) to the extent it consists of cash, be computed at the gross purchase price thereof, (B) to the extent it consists of property other than cash, be computed at the fair value of that property as determined in good faith by the Board of Directors, and (C) if Additional Shares of Common Stock, Convertible Securities (as hereinafter defined) or rights or options to purchase either Additional Shares of Common Stock or Convertible Securities are issued or sold together with other stock or securities or other assets of the Company for a consideration which covers both, be computed as the portion of the consideration so received that may be reasonably determined in good faith by the Board of Directors to be allocable to such Additional Shares of Common Stock, Convertible Securities or rights or options.

                        (iii) For the purpose of the adjustment required under this Section 4.2(b), if the Company issues or sells any rights or options for the purchase of, or stock or other securities convertible into, Additional Shares of Common Stock (such convertible stock or securities being herein referred to as "Convertible Securities") and if the Effective Price of such Additional Shares of Common Stock is less than the Current Warrant Price, in each case the Company shall be deemed to have issued at the time of the issuance of such rights or options or Convertible Securities the maximum number of Additional Shares of Common Stock issuable upon exercise or conversion thereof (assuming the satisfaction of any conditions to exercisability, including without limitation, the passage of time, but without taking into account potential antidilution adjustments) and to have received as consideration for the issuance of such shares an amount equal to the total amount of the consideration, if any, received by the Company for the issuance of such rights or options or Convertible Securities, plus, in the case of such rights or options, the minimum amounts of consideration, if any, payable to the Company upon the exercise of such rights or options, plus, in the case of Convertible Securities, the minimum amounts of consideration, if any, payable to the Company (other than the cancellation of liabilities or obligations evidenced by such Convertible Securities) upon the conversion thereof; provided that if in the case of Convertible Securities the minimum amounts of such consideration cannot be ascertained, but are a function of antidilution or similar protective clauses, the Company shall be deemed to have received the minimum amounts of consideration without reference to such clauses; provided further that if the minimum amount of consideration payable to the Company upon the exercise or conversion of rights, options or Convertible Securities is reduced over time or on the occurrence or nonoccurrence of specified events other than by reason of antidilution adjustments, the Effective Price shall be recalculated using the figure to which such minimum amount of consideration is reduced; provided further that if the minimum amount of consideration payable to the Company upon the exercise or conversion of such rights, options or Convertible Securities is subsequently increased, the Effective Price shall be again recalculated using the increased minimum amount of consideration payable to the Company upon the exercise or conversion of such rights, options or Convertible Securities. No further adjustment of the Current Warrant Price, as adjusted upon the issuance of such rights, options or Convertible Securities, shall be made as a result of the actual issuance of Additional Shares of Common Stock on the exercise of any such rights or options or the conversion of any such Convertible Securities. If any such rights or options or the conversion privilege represented by any such Convertible Securities shall expire without having been exercised, the Current Warrant Price, as adjusted upon the issuance of such rights, options or Convertible Securities, shall be readjusted to the Current Warrant Price which would have been in effect had an adjustment been made on the basis that the only Additional Shares of Common Stock so issued were the Additional Shares of Common Stock, if any, actually issued or sold on the exercise of such rights or options or rights of conversion of such Convertible Securities, and such Additional Shares of Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise, plus the consideration, if any, actually received by the Company for the granting of all such rights or options, whether or not exercised, plus the consideration received for issuing or selling the Convertible Securities actually converted, plus the consideration, if any, actually received by the Company (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) on the conversion of such Convertible Securities, provided that such readjustment shall not apply to prior conversions of Debentures.

                        (iv) "Additional Shares of Common Stock" shall mean all shares of Common Stock issued by the Company or deemed to be issued pursuant to this Section 4.2(b), whether or not subsequently reacquired or retired by the Company, other than (1) shares of Common Stock issued upon conversion of the Debentures or exercise of the Warrants; (2) any shares of Common Stock issuable or issued pursuant to options (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like) after the issue date of the Warrants to employees, officers or directors of, or consultants or advisors to the Company or any subsidiary of the Company pursuant to any plan approved by the Board of Directors) (provided that no more than 500,000 shares shall be issuable or issued pursuant to options at an exercise price of less than $3.50 per share (as adjusted for any stock dividends, combinations, recapitalizations and the like); (3) shares of Common Stock issued pursuant to the exercise of options, warrants or convertible securities outstanding as of the issue date of the Warrants; (4) shares of Common Stock (or options, warrants, or other rights to purchase such Common Stock) issued or issuable to entities in connection with equipment leasing, bank financing or strategic alliance transactions (if such issuances are made in connection with transactions that do not have as a primary purpose equity financing) upon the express approval of the Board of Directors; provided, however, that all such issuances of Common Stock or such rights to acquire Common Stock issued or issuable under this clause (4) shall not exceed, on an aggregate basis, seven and one-half percent (7.5%) of the outstanding Common Stock at any time; and (5) shares of Common Stock issued in connection with acquisitions by the Company of equity and/or assets of other businesses or in connection with a merger of the Company with another entity (if such issuances are made in connection with transactions that do not have as a primary purpose equity financing). The "Effective Price" of Additional Shares of Common Stock shall mean the quotient determined by dividing the total number of Additional Shares of Common Stock issued or sold, or deemed to have been issued or sold by the Company under this Section 4.2(b), into the aggregate consideration received, or deemed to have been received by the Company for such issue under this Section 4.2(b), for such Additional Shares of Common Stock.

                  (c) (i) On or before February 15 of each of 2002, 2003 and 2004, the Company shall cause to be prepared by its accountants (in accordance with GAAP consistently applied) and delivered to all Holders a certificate of the Company certified by its chief financial officer (the "Milestone Certificates") setting forth in reasonable detail and with supporting calculations the Company's earnings before interest, taxes, depreciation and amortization ("EBITDA") for the Company's fiscal years ended October 31, 2001, 2002 and 2003, respectively, in each case in accordance with GAAP, consistently applied. The Holders shall have the right, for a period of twenty (20) days after receipt of a Milestone Certificate, to review same and make objections thereto. In the event that the Holders object to a Milestone Certificate, the Company and the Holders shall attempt (and the Company shall direct its accountants) to amicably reach an agreement as to resolution of the dispute. The Company shall promptly supply the Holders with such additional information and supporting materials as they may reasonably request in order to assess the Milestone Certificates ("Additional Information"). If the Holders object to the original or a revised Milestone Certificate within 30 days following the later of (i) the initial objection with respect to same or
(ii) the last date of receipt by the Holders of Additional Information in fulfillment of the most recent request for same, the EBITDA for the fiscal year in question shall be determined by an independent firm of certified public accountants selected by the Holders and reasonably acceptable to the Company (the "Independent Accountants"), whose determination shall be binding on the Company and the Holders. The cost of such determination shall be borne by the Company if the determination of EBITDA by the Independent Accountants contains a discrepancy in favor of the Registered Holders from that of the Milestone Certificate or if the Independent Accountants determine that the information provided to the Registered Holders was inadequate to verify the EBITDA determination contained in the Milestone Certificate. In any other case, the Registered Holders who have objected to the Milestone Certificate shall bear the cost of such determination.

                        (ii) Notwithstanding any other provision herein, if the Company fails to achieve Minimum Performance (as defined below) with respect to any of fiscal years 2001, 2002 or 2003, then the Applicable Conversion Price shall be reduced to $2.50 (subject to adjustment for stock splits, combinations, dividends, recapitalizations and the like) as of the applicable Computation Date (as defined below). The Company shall be deemed to have achieved Minimum Performance (a) for fiscal year 2001 if its EBITDA in such fiscal year equals or exceeds $4,350,000, (b) for fiscal year 2002 if its EBITDA in such fiscal year equals or exceeds $6,250,000, and (c) for fiscal year 2003 if either (1) its EBITDA in fiscal year 2003 equals or exceeds $8,000,000 or (2) its aggregate EBITDA in fiscal year 2001, 2002 and 2003 equals or exceeds $18,600,000. The "Computation Date" shall mean February 15 of each of 2002, 2003 and 2004, as applicable.

                        The Minimum Performance goal for fiscal year 2001 as set forth above shall be subject to further adjustment if the number of Average Outstanding Shares (as defined below) at the end of fiscal year 2001 is greater than the Base Amount as such term is defined in Exhibit C attached hereto. If such an adjustment is required, then the fiscal year 2001 EBITDA performance goal shall be increased by the percentage by which the number of Average Outstanding Shares at February 15, 2002 exceeds the Base Amount.

                        The Minimum Performance goals for each of fiscal year 2002 and fiscal year 2003 as set forth above shall be subject to further adjustment if the number of Average Outstanding Shares at the end of each of fiscal year 2002 and 2003, as applicable, is greater than the Average Outstanding Shares for the preceding fiscal year (an "Adjustment Event"). If an Adjustment Event occurs, the EBITDA performance goals for fiscal year 2002 or 2003, as applicable, shall be increased by the percentage by which the number of Average Outstanding Shares at the end of the fiscal year 2002 or 2003, as applicable, exceeds the number of Average Outstanding Shares of the preceding fiscal year.

                        The "Average Outstanding Shares" shall mean all shares of capital stock of the Company calculated on weighted-average, fully-diluted basis in accordance with generally accepted accounting principles consistently applied, increased to reflect those shares of Common Stock specified on Exhibit C which have not been issued, exercised or fully vested as of the end of the applicable fiscal year for which the calculation is being performed (to the extent such shares are not included in the initial weighted-average, fully-diluted number calculated in accordance with generally accepted accounting principles consistently applied; for the avoidance of doubt, it being understood that no such shares shall be counted twice). In addition, in calculating the number of Average Outstanding Shares, any adjustment resulting from any stock split, stock combination, divided payable in shares of the Company's common stock or other such event shall be appropriately reflected in such calculation.

            4.3. OTHER PROVISIONS APPLICABLE TO ADJUSTMENTS UNDER THIS SECTION. The following provisions shall be applicable to the making of adjustments of the number of shares of Common Stock for which this Warrant is exercisable and the Current Warrant Price provided for in this Section 4:

                  (a) WHEN ADJUSTMENTS TO BE MADE. The adjustments required by this Section 4 shall be made whenever and as often as any specified event requiring an adjustment shall occur. For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence.

                  (b) FRACTIONAL INTERESTS. In computing adjustments under this Section 4, fractional interests in Common Stock shall be taken into account to the nearest 1/10th of a share.

                  (c) WHEN ADJUSTMENT NOT REQUIRED. If the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or distribution or subscription or purchase rights and shall, thereafter and before the distribution to stockholders thereof, legally abandon its plan to pay or deliver such dividend, distribution, subscription or purchase rights, then thereafter no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

                  (d) CHALLENGE TO GOOD FAITH DETERMINATION. Whenever the Board of Directors of the Company shall be required to make a determination in good faith of the fair value of any item under this Section 4, such determination may be challenged in good faith by the Holder, and any dispute shall be resolved by an investment banking firm of recognized national standing selected by the Holder.

            4.4. REORGANIZATION, RECLASSIFICATION, MERGER, CONSOLIDATION OR DISPOSITION OF ASSETS. In case the Company shall reorganize its capital, reclassify its capital stock, consolidate or merge with or into another entity (where the Company is not the surviving corporation or where there is a change in or distribution with respect to the Common Stock of the Company), or sell, transfer or otherwise dispose of all or substantially all its property, assets or business to another entity and, pursuant to the terms of such reorganization, reclassification, merger, consolidation or disposition of assets, shares of common stock of the successor or acquiring corporation, or any cash, shares of stock or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) in addition to or in lieu of common stock of the successor or acquiring corporation ("Other Property"), are to be received by or distributed to the holders of Common Stock of the Company, then Holder shall have the right thereafter to receive, upon exercise of the Warrant, the number of shares of common stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and

Other Property receivable upon or as a result of such reorganization, reclassification, merger, consolidation or disposition of assets by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such event. In case of any such reorganization, reclassification, merger, consolidation or disposition of assets, the successor or acquiring corporation (if other than the Company) shall expressly assume the due and punctual observance and performance of each and every covenant and condition of this Warrant to be performed and observed by the Company and all the obligations and liabilities hereunder, subject to such modifications as may be deemed appropriate, subject to the Holder's consent, in order to provide for adjustments of shares of Common Stock for which this Warrant is exercisable which shall be as nearly equivalent as practicable to the adjustments provided for in this Section 4. For purposes of this Section 4.4, "common stock of the successor or acquiring corporation" shall include stock of such corporation of any class which is not preferred as to dividends or assets over any other class of stock of such corporation and which is not subject to redemption and shall also include any evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for any such stock, either immediately or upon the arrival of a specified date or the happening of a specified event and any warrants or other rights to subscribe for or purchase any such stock. The foregoing provisions of this Section 4.4 shall similarly apply to successive reorganizations, reclassifications, mergers, consolidations or disposition of assets.

            4.5. OTHER ACTION AFFECTING COMMON STOCK. In case at any time or from time to time the Company shall take any action in respect of its Common Stock, other than any action taken in the ordinary course of the Company's business or any action described in this Section 4, which would, in the opinion of an unaffiliated investment bank selected by Holder, have a materially adverse effect upon the rights of the Holder, the number of shares of Common Stock and/or the purchase price thereof shall be adjusted in such manner as may be equitable in the circumstances, as determined in good faith by an unaffiliated investment bank selected by Holder.

            4.6. CERTAIN LIMITATIONS. Notwithstanding anything herein to the contrary, the Company agrees not to enter into any transaction which, by reason of any adjustment hereunder, would cause the Current Warrant Price to be less than the par value per share of Common Stock.

            4.7. NO VOTING RIGHTS. This Warrant shall not entitle its Holder to any voting rights or other rights as a stockholder of the Company.

      5. NOTICES TO HOLDER

            5.1. NOTICE OF ADJUSTMENTS. Whenever the number of shares of Common Stock for which this Warrant is exercisable, or whenever the price at which a share of such Common Stock may be purchased upon exercise of the Warrants, shall be adjusted pursuant to Section 4, the Company shall forthwith prepare a certificate to be executed by an executive officer of the Company setting forth, in reasonable detail, the event requiring the adjustment and the method by which such adjustment was calculated, specifying the number of shares of Common Stock for which this Warrant is exercisable and (if such adjustment was made pursuant to Section 4.4 or 4.5) describing the number and kind of any other shares of stock or Other Property for which this Warrant is exercisable, and any change in the purchase price or prices thereof, after giving effect to such adjustment or change. The Company shall promptly cause a signed copy of such certificate to be delivered to the Holder in accordance with
Section 14.2. The Company shall keep at its office or agency designated pursuant to Section 12 copies of all such certificates and cause the same to be available for inspection at said office during normal business hours by the Holder or any prospective purchaser of a Warrant designated by the Holder.

            5.2.  NOTICE OF CORPORATE ACTION.  If at any time

                  (a) the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, or any right to subscribe for or purchase any evidences of its indebtedness, any shares of stock of any class or any other securities or property, or to receive any other right, or

                  (b) there shall be any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any consolidation or merger of the Company with, or any sale, transfer or other disposition of all or substantially all the property, assets or business of the Company to, another corporation, or

                  (c) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, in any one or more of such cases, the Company shall give to Holder (i) at least 10 Business Days' prior written notice of the date on which a record date shall be selected for such dividend, distribution or right or for determining rights to vote in respect of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up, and (ii) in the case of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up, at least 20 Business Days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause also shall specify (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, the date on which the holders of Common Stock shall be entitled to any such dividend, distribution or right, and the amount and character thereof, and (ii) the date on which any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up is to take place and the time, if any such time is to be fixed, as of which the holders of Common Stock shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up. Each such written notice shall be sufficiently given if addressed to Holder at the last address of Holder appearing on the books of the Company and delivered in accordance with
Section 14.2.

      6. NO IMPAIRMENT

            The Company shall not by any action, including, without limitation, amending its articles of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be reasonably necessary to protect the rights of Holder against impairment. Without limiting the generality of the foregoing, the Company will (a) not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the amount payable therefor upon such exercise immediately prior to such increase in par value,
(b) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant, and (c) use its best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant.

            Upon the request of Holder, the Company will at any time during the period this Warrant is outstanding acknowledge in writing, in form reasonably satisfactory to Holder, the continuing validity of this Warrant and the obligations of the Company hereunder.

      7. RESERVATION AND AUTHORIZATION OF COMMON STOCK

            From and after the Closing Date, the Company shall at all times reserve and keep available for issue upon the exercise of Warrants such number of its authorized but unissued shares of Common Stock as will be sufficient to permit the exercise in full of all outstanding Warrants. All shares of Common Stock which shall be so issuable, when issued upon exercise of any Warrant and payment therefor in accordance with the terms of such Warrant, shall be duly and validly issued and fully paid and nonassessable, and not subject to preemptive rights.

            Before taking any action which would cause an adjustment reducing the Current Warrant Price below the then par value, if any, of the shares of Common Stock issuable upon exercise of the Warrants, the Company shall take any corporate action which may be necessary in order that the Company may validly and legally issue fully paid and non-assessable shares of such Common Stock at such adjusted Current Warrant Price.

            Before taking any action which would result in an adjustment in the number of shares of Common Stock for which this Warrant is exercisable or in the Current Warrant Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

      8. TAKING OF RECORD; STOCK AND WARRANT TRANSFER BOOKS

            In the case of all dividends or other distributions by the Company to the holders of its Common Stock with respect to which any provision of Section 4 refers to the taking of a record of such holders, the Company will in each such case take such a record and will take such record as of the close of business on a Business Day. The Company will not at any time during normal business hours close its stock transfer books or Warrant transfer books so as to result in preventing or delaying the exercise or transfer of any Warrant except in compliance with the terms and conditions of this Warrant or applicable laws.

      9. RESTRICTIONS ON TRANSFERABILITY

            The Warrants and the Warrant Stock shall not be transferred, hypothecated or assigned before satisfaction of the conditions specified in this Section 9, which conditions are intended to ensure compliance with the provisions of the Securities Act with respect to the Transfer of any Warrant or any Warrant Stock. Holder, by acceptance of this Warrant, agrees to be bound by the provisions of this Section 9.

            9.1. RESTRICTIVE LEGEND. The Holder by accepting this Warrant and any Warrant Stock agrees that this Warrant and the Warrant Stock issuable upon exercise hereof may not be assigned or otherwise transferred unless and until (i) the Company has received an opinion of counsel for the Holder that such securities may be sold pursuant to an exemption from registration under the Securities Act or (ii) a registration statement relating to such securities has been filed by the Company and declared effective by the Commission.

            (a) Each certificate for Warrant Stock issuable hereunder shall bear a legend substantially worded as follows unless such securities have been sold pursuant to an effective registration statement under the Securities Act:

                        "The securities represented by this certificate
            have not been registered under the Securities Act of 1933, as amended (the "Act") or any state securities laws. The securities may not be offered for sale, sold, assigned, offered, transferred or otherwise distributed for value except
            (i) pursuant to an effective registration statement under the Act or any state securities laws or (ii) pursuant to an exemption from registration or prospectus delivery requirements under the Act or any state securities laws in respect of which the Company has received an opinion of counsel satisfactory to the Company to such effect. Copies of the agreement covering both the purchase of the securities and restricting their transfer may be obtained at no cost by written request made by the holder of record of this certificate to the Secretary of the Company at the principal executive offices of the Company."

            (b) Except as otherwise provided in this Section 9, the Warrant shall be stamped or otherwise imprinted with a legend in substantially the following form:

                              "This Warrant and the securities represented
                  hereby have not been registered under the Securities Act of 1933, as amended, or any state securities laws and may not be transferred in violation of such Act, the rules and regulations thereunder or any state securities laws or the provisions of this Warrant."

            9.2. NOTICE OF PROPOSED TRANSFERS. Prior to any Transfer or attempted Transfer of any Warrants or any shares of Restricted Common Stock, the Holder shall give five days' prior written notice (a "Transfer Notice") to the Company of Holder's intention to effect such Transfer, describing the manner and circumstances of the proposed Transfer, and obtain from counsel to Holder an opinion that the proposed Transfer of such Warrants or such Restricted Common Stock may be effected without registration under the Securities Act or state securities laws. After the Company's receipt of the Transfer Notice and opinion, such Holder shall thereupon be entitled to Transfer such Warrants or such Restricted Common Stock, in accordance with the terms of the Transfer Notice. Each certificate, if any, evidencing such shares of Restricted Common Stock issued upon such Transfer and the Warrant issued upon such Transfer shall bear the restrictive legends set forth in
Section 9.1, unless in the opinion of such counsel such legend is not required in order to ensure compliance with the Securities Act. In no event shall the Holder knowingly make a transfer of any Warrants to a competitor of the Company in the business of the design, engineering, manufacturing and installation of custom curtainwall systems for the construction industry.

            9.3. REQUIRED REGISTRATION. Pursuant to the terms and conditions set forth in the Registration Rights Agreement, the Company shall prepare and file with the Commission not later than the 90th day after the Closing Date, a Registration Statement relating to the offer and sale of the Common Stock issuable upon exercise of the Warrants and shall use its best efforts to cause the Commission to declare such Registration Statement effective under the Securities Act but no later than 180 days after the Closing Date.

            9.4. TERMINATION OF RESTRICTIONS. Notwithstanding the foregoing provisions of Section 9, the restrictions imposed by this Section upon the transferability of the Warrants, the Warrant Stock and the Restricted Common Stock (or Common Stock issuable upon the exercise of the Warrants) and the legend requirements of Section 9.1 shall terminate as to any particular Warrant or share of Warrant Stock or Restricted Common Stock (or Common Stock issuable upon the exercise of the Warrants) (i) when and so long as such security shall have been effectively registered under the Securities Act and applicable state securities laws and disposed of pursuant thereto or (ii) when the Company shall have received an opinion of counsel reasonably acceptable to the Company that such shares may be transferred without registration thereof under the Securities Act and applicable state securities laws.

All Warrants issued upon registration of transfer, division or combination of, or in substitution for, any Warrant or Warrants entitled to bear such legend shall have a similar legend endorsed thereon. Whenever the restrictions imposed by this Section shall terminate as to any share of Restricted Common Stock, as hereinabove provided, the holder thereof shall be entitled to receive from the Company, at the Company's expense, a new certificate representing such Common Stock not bearing the restrictive legends set forth in Section 9.1.

            9.5. LISTING ON SECURITIES EXCHANGE. If the Company shall list any shares of Common Stock on any securities exchange, it will, at its expense, list thereon, maintain and, when necessary, increase such listing of, all shares of Common Stock issued or, to the extent permissible under the applicable securities exchange rules, issuable upon the exercise of this Warrant so long as any shares of Common Stock shall be so listed during any such Exercise Period.

      10.   SUPPLYING INFORMATION

            The Company shall cooperate with Holder in supplying such information as may be reasonably necessary for Holder to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of an exemption from the Securities Act for the sale of any Warrant or Restricted Common Stock.

      11.   LOSS OR MUTILATION

            Upon receipt by the Company from Holder of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of this Warrant and indemnity reasonably satisfactory to it (it being understood that the written agreement of the Holder shall be sufficient indemnity), and in case of mutilation upon surrender and cancellation hereof, the Company will execute and deliver in lieu hereof a new Warrant of like tenor to Holder; PROVIDED, in the case of mutilation, no indemnity shall be required if this Warrant in identifiable form is surrendered to the Company for cancellation.

      12.   OFFICE OF THE COMPANY

            As long as any of the Warrants remain outstanding, the Company shall maintain an office or agency (which may be the principal executive offices of the Company) where the Warrants may be presented for exercise, registration of transfer, division or combination as provided in this Warrant, such office to be initially located at 1044 Fordtown Road, Kingsport, TN 37663, fax: (423) 349-0150, provided, however, that the Company shall provide prior written notice to Holder of a change in address no less than 30 days prior to such change.

      13.   LIMITATION OF LIABILITY

            No provision hereof, in the absence of affirmative action by Holder to purchase shares of Common Stock, and no enumeration herein of the rights or privileges of Holder hereof, shall give rise to any liability of Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

      14.   MISCELLANEOUS

            14.1. NONWAIVER AND EXPENSES. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice Holder's rights, powers or remedies, notwithstanding all rights hereunder terminate on the Expiration Date. If the Company fails to make, when due, any payments provided for hereunder, or fails to comply with any other provision of this Warrant, the Company shall pay to Holder such amounts as shall be sufficient to cover any direct and indirect losses, damages, costs and expenses including, but not limited to, reasonable attorneys' fees, including those of appellate proceedings, incurred by Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

            14.2. NOTICE GENERALLY. Except as may be otherwise provided herein, any notice or other communication or delivery required or permitted hereunder shall be in writing and shall be delivered personally or sent by certified mail, postage prepaid, or by a nationally recognized overnight courier service, and shall be deemed given when so delivered personally or by overnight courier service, or, if mailed, three (3) days after the date of deposit in the United States mails, as follows:

                  (1)   if to the Company, to:

                        Flour City International, Inc.
                        1044 Fordtown Road
                        Kingsport, TN  37663
                        Attention: Mr. John Tang
                                   Chief Executive Officer
                                          and
                                   Mr. Johnson Fong
                                   Chief Financial Officer
                        Tel:  (423) 349-8692
                        Fax:  (423) 349-0150

            With a copy to:

                        Heller, Ehrman, White & McAuliff LLP
                        333 Bush Street
                        San Francisco, CA 94104
                        Attention:  Timothy G. Hoxie, Esq.
                        Tel:  (415) 772-6000
                        Fax:  (415) 772-6268

                  (2)   if to the Holder, to:

                        Dimensional Partners, L.P. and
                        Dimensional Partners, Ltd.
                        c/o JDS Capital Management, Inc.
                        780 Third Avenue
                        New York, NY  10017
                        Attention:  Mr. Joseph Samberg
                                    President
                        Tel:    (212) 833-9925
                        Fax:    (212) 593-8814

            With a copy to:

                        Rosenman & Colin LLP
                        575 Madison Avenue
                        New York, NY 10022
                        Attention:  Michael R. Butowsky, Esq.
                        Tel:  (212) 940-8800
                        Fax:  (212) 940-8776


The Company or the Holder may change the foregoing address by notice given pursuant to this Section 14.2.

            14.3. INDEMNIFICATION. The Company agrees to indemnify and hold harmless Holder from and against any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, attorneys' fees, expenses and disbursements of any kind which may be imposed upon, incurred by or asserted against Holder in any manner relating to or arising out of any failure by the Company to perform or observe in any respect any of its covenants, agreements, undertakings or obligations set forth in this Warrant.

            14.4. REMEDIES. Holder in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

            14.5. SUCCESSORS AND ASSIGNS. Subject to the provisions of Sections 3.1 and 9, this Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and assigns of Holder. The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant and, with respect to Section 9 hereof, holders of Warrant Stock, and shall be enforceable by any such Holder or holder of Warrant Stock.

            14.6. AMENDMENT. This Warrant and all other Warrants may be modified or amended or the provisions hereof waived only with the prior written consent of the Company and the Holder.

            14.7. SEVERABILITY. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Warrant.

            14.8. HEADINGS. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

            14.9. GOVERNING LAW. This Warrant shall be governed by the laws of the State of New York, without regard to the provisions thereof relating to conflict of laws.




            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

            IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed and its corporate seal to be impressed hereon and attested by its Secretary or an Assistant Secretary.


   Dated:  June 11, 2001


                                    FLOUR CITY INTERNATIONAL, INC.



                                    By:___________________________
                                       Name:
                                       Title: